                                                 Exhibit 99.1

ALTRIA PRESENTS AS PART OF THE CONSUMER ANALYST GROUP OF NEW YORK CONFERENCE; REAFFIRMS 2021 FULL-YEAR EARNINGS GUIDANCE

RICHMOND, Va. - February 17, 2021 - Altria Group, Inc. (Altria) (NYSE: MO) is participating in the virtual Consumer Analyst Group of New York Conference (CAGNY) today. Billy Gifford, Altria’s Chief Executive Officer, and Sal Mancuso, Altria’s Executive Vice President and Chief Financial Officer, will discuss how Altria is Moving Beyond Smoking ™, advancing its 10-Year Vision (Vision) and continuing to focus on environmental, social and governance (ESG) initiatives to create long-term shareholder value through sustainability.

“The pursuit of our Vision is about sustainability and businesses that are aligned with the responsibility expectations of our stakeholders,” said Billy Gifford. “We have an unmatched portfolio of non-combustible products in the U.S. market today that we’re rapidly expanding, we’re investing in research and development on innovative non-combustible products and we believe we can continue to deliver significant value for our shareholders while moving beyond smoking.”

In today’s presentation, Altria will announce its new corporate responsibility focus areas and share examples of its continued ESG leadership. Later today, Altria will publish the first in a series of Corporate Responsibility Progress Reports: Engage and Lead Responsibly. This report will detail Altria’s new 2025 corporate responsibility goals and can be found on altria.com.

Remarks and Presentation
The presentation is being webcast on altria.com in a listen-only mode, beginning at approximately 12:30 p.m. Eastern Time. A copy of the business presentation and prepared remarks and a replay of the webcast will be available at altria.com.
2021 Full-Year Guidance
Altria reaffirms its guidance for 2021 full-year adjusted diluted earnings per share (EPS) to be in a range of $4.49 to $4.62, representing a growth rate of 3% to 6% from an adjusted diluted EPS base of $4.36 in 2020, as shown in Schedule 1. While the 2021 full-year adjusted diluted EPS guidance accounts for a range of scenarios, the external environment remains dynamic. Altria will continue to monitor conditions related to (i) unemployment rates, (ii) fiscal stimulus, (iii) adult tobacco consumer (ATC) dynamics, including stay-at-home practices, disposable income, purchasing patterns and adoption of non-combustible products, (iv) regulatory and legislative (including excise tax) developments, (v) the timing and breadth of COVID-19 vaccine deployment and (vi) expectations for adjusted earnings contributions from its alcohol assets.
Altria’s 2021 full-year adjusted diluted EPS guidance range includes planned investments in support of its Vision, such as (i) marketplace investments to expand the availability and awareness of Altria’s non-combustible products, (ii) costs associated with building an industry-leading consumer engagement platform that enhances data collection and insights in support of ATC conversion to non-combustible products and (iii) increased non-combustible product research and development expense. Altria expects
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2021 adjusted diluted EPS growth to come in the last three quarters of the year, primarily due to prior year comparisons, including one fewer shipping day for the smokeable products segment in the first quarter.

The above guidance range excludes estimated per share charges in the first quarter of 2021 of $0.27 for loss on early extinguishment of debt for the February 2021 tender offers and redemption related to certain of its long-term senior unsecured notes.
Altria’s full-year adjusted diluted EPS guidance excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, asset impairment charges, acquisition-related costs, COVID-19 special items, equity investment-related special items (including any changes in fair value of the equity investment and any related warrants and preemptive rights), certain tax items, charges associated with tobacco and health litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as NPM Adjustment Items).
Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS because these items, which could be significant, may be unusual or infrequent, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, its adjusted diluted EPS guidance.

Altria’s Profile
Altria has a leading portfolio of tobacco products for U.S. tobacco consumers 21+. Altria’s Vision through 2030 is to responsibly lead the transition of adult smokers to a non-combustible future. Altria is Moving Beyond Smoking ™, leading the way in moving adult smokers away from cigarettes by taking action to transition millions to potentially less harmful choices - believing it is a substantial opportunity for adult tobacco consumers, Altria’s businesses and society.
Altria’s wholly owned subsidiaries include the most profitable tobacco companies in their categories: Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), and John Middleton Co. (Middleton). Altria’s non-combustible portfolio includes majority ownership of Helix Innovations LLC (Helix), the maker of on! oral nicotine pouches, exclusive U.S. commercialization rights to the IQOS Tobacco Heating System® and Marlboro HeatSticks®, and an equity investment in JUUL Labs, Inc. (JUUL).
Altria complements its tobacco portfolio with ownership of Ste. Michelle Wine Estates (Ste. Michelle) and equity investments in Anheuser-Busch InBev SA/NV (ABI), the world’s largest brewer, and Cronos Group Inc. (Cronos), a leading Canadian cannabinoid company.
The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal® and on!® . Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori® and Champagne Nicolas Feuillatte™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission.
Learn more about Altria at www.altria.com and follow us on Twitter, Facebook and LinkedIn.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.
Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020. These factors include the following:
•unfavorable litigation outcomes, including risks associated with adverse jury and judicial determinations, courts and arbitrators reaching conclusions at variance with our, our subsidiaries’ or our investees’ understanding of applicable law, bonding requirements in the jurisdictions that do not limit the dollar amount of appeal bonds, and certain challenges to bond cap statutes;
•government (including the U.S. Food and Drug Administration (FDA)) and private sector actions that impact adult tobacco consumer acceptability of, or access to, tobacco products;
•tobacco product taxation, including lower tobacco product consumption levels and potential shifts in adult consumer purchases as a result of federal, state and local excise tax increases;
•unfavorable outcomes of any government investigations of Altria, our subsidiaries or investees;
•a successful challenge to our tax positions;
•the risks related to our and our investees’ international business operations, including failure to prevent violations of various U.S. and foreign laws and regulations such as laws prohibiting bribery and corruption;
•the risks associated with health epidemics and pandemics, including the COVID-19 pandemic and similar outbreaks, such as their impact on our financial performance and financial condition and on our subsidiaries’ and investees’ ability to continue manufacturing and distributing products, and the impact of health epidemics and pandemics on general economic conditions (including any resulting recession or other economic crisis) and, in turn, adult consumer purchasing behavior, which may be further impacted by any changes in government stimulus or unemployment payments;
•the failure of our tobacco and wine subsidiaries and our investees to compete effectively in their respective markets;
•the growth of the e-vapor category and other innovative tobacco products contributing to reductions in cigarette and moist smokeless tobacco consumption levels and sales volume;
•our tobacco and wine subsidiaries’ and our investees’ continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult consumers (including, where appropriate, through arrangements with, and investments in third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases;
•changes, including in economic conditions (due to the COVID-19 pandemic or otherwise), that result in adult consumers choosing lower-priced brands, including discount brands;
•the unsuccessful commercialization of adjacent products or processes by our tobacco subsidiaries and investees, including innovative tobacco products that may reduce the health risks associated with cigarettes and other traditional tobacco products, and that appeal to adult tobacco consumers;
•significant changes in price, availability or quality of tobacco, other raw materials or component parts, including as a result of the COVID-19 pandemic;
•the risks related to the reliance by our tobacco and wine subsidiaries on a few significant facilities and a small number of key suppliers and distributors, and the risk of an extended disruption at a facility of, or of service by, a supplier or distributor of our tobacco or wine subsidiaries or investees, including as a result of the COVID-19 pandemic;
•required or voluntary product recalls as a result of various circumstances such as product contamination or FDA or other regulatory action;
•the failure of our information systems or service providers’ information systems to function as intended, or cyber-attacks or security breaches;
•our inability to attract and retain the best talent due to the impact of decreasing social acceptance of tobacco usage and tobacco control actions;
•the adverse effect of acquisitions, investments, dispositions or other events on our credit rating;
•our inability to acquire attractive businesses or make attractive investments on favorable terms, or at all, or to realize the anticipated benefits from an acquisition or investment and our inability to dispose of businesses or investments on favorable terms or at all;
•the risks related to disruption and uncertainty in the credit and capital markets, including risk of access to these markets both generally and at current prevailing rates, which may adversely affect our earnings or dividend rate or both;
•impairment losses as a result of the write down of intangible assets, including goodwill;
•the risks related to Ste. Michelle’s wine business, including competition, unfavorable changes in grape supply, and changes in adult consumer preferences that have resulted and may continue to result in increased inventory levels and inventory write offs, and governmental regulations;
•the risk that any challenge to our investment in JUUL, if successful, could result in a broad range of resolutions including divestiture of the investment or rescission of the transaction;
•the risks generally related to our investments in JUUL and Cronos, including our inability to realize the expected benefits of our investments in the expected time frames, or at all, due to the risks encountered by our investees in their businesses, such as operational, compliance and regulatory risks at the international, federal, state and local levels, including actions by the FDA, and adverse publicity; potential disruptions to our investees’ management or current or future plans and operations; domestic or international litigation developments, government investigations, tax disputes or otherwise; and impairment of our investment in Cronos and changes in the fair value of our investment in JUUL;
•the risks related to our inability to acquire a controlling interest in JUUL as a result of standstill restrictions or to control the material decisions of JUUL, restrictions on our ability to sell or otherwise transfer our shares of JUUL until December 20, 2024, and non-competition restrictions for the same time period subject to certain exceptions;
•the adverse effects of risks encountered by ABI in its business, including effects of the COVID-19 pandemic, foreign currency exchange rates and the impact of movements in ABI’s stock price on our equity investment in ABI, including on our reported earnings from and carrying value of our investment in ABI, which could result in impairment of our investment, and the dividends paid by ABI on the shares we own;
•the risks related to our inability to transfer our equity securities in ABI until October 10, 2021, and, if our ownership percentage decreases below certain levels, the adverse effects of additional tax liabilities, a reduction in the number of directors that we have the right to have appointed to the ABI board of directors, and our potential inability to use the equity method of accounting for our investment in ABI;
•the risk of challenges to the tax treatment of the consideration we received in the ABI/SABMiller business combination and the tax treatment of our equity investment; and
•the risks, including criminal, civil or tax liability for Altria, related to Altria’s or Cronos’s failure to comply with applicable laws, including cannabis laws.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

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Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
(dollars in millions, except per share data)
(Unaudited)

Reconciliation of Altria’s Full-Year 2020 Adjusted Results

	Earnings (losses) before Income Taxes	Provision for Income Taxes	Net Earnings(Losses)	Net Earnings (Losses) Attributable to Altria	Diluted EPS
For the year ended December 31, 2020
Reported	$6,890	$2,436	$4,454	$4,467	$2.40
NPM Adjustment Items	4	1	3	3	—
ABI-related special items	763	160	603	603	0.32
Asset impairment, exit, implementation and acquisition-related costs	431	89	342	342	0.18
Tobacco and health litigation items	83	21	62	62	0.03
JUUL changes in fair value	(100)	—	(100)	(100)	(0.05)
Impairment of JUUL equity securities	2,600	—	2,600	2,600	1.40
Cronos-related special items	51	(2)	53	53	0.03
COVID-19 special items	50	13	37	37	0.02
Tax items	—	(50)	50	50	0.03
Adjusted for Special Items	$10,772	$2,668	$8,104	$8,117	$4.36

While Altria reports its financial results in accordance with GAAP, its management reviews certain financial results, including diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2021 Full-Year Guidance” in the release. Altria’s management does not view any of these special items to be part of Altria’s underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Altria’s management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not required by, or calculated in accordance with, GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.